Exhibit 99.1

FOR IMMEDIATE RELEASE

May 25, 2022

First Busey Corporation Announces
Pricing of Subordinated Notes Offering

Champaign, IL – First Busey Corporation (NASDAQ: BUSE) (the “Company”), the holding company for Busey Bank (the “Bank”), today announced the pricing of its public offering of $100.0 million aggregate principal amount of 5.000% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”). The price to the public for the Notes was 100% of the principal amount of the Notes. Interest on the Notes will accrue at a rate equal to (i) 5.000% per annum from the original issue date to, but excluding, June 15, 2027, payable semiannually in arrears, and (ii) a floating rate per annum equal to a benchmark rate, which is expected to be Three-Month Term SOFR (as defined in the Notes), plus a spread of 252 basis points from and including, June 15, 2027, payable quarterly in arrears. The Notes are intended to qualify as Tier 2 capital for regulatory purposes. This offering is expected to close on June 2, 2022, subject to the satisfaction of customary closing conditions.

Piper Sandler & Co. and U.S. Bancorp Investments, Inc. are acting as joint book-running managers for the offering.

The Company estimates that the net proceeds of the offering will be approximately $98.5 million, after deducting underwriting discounts, and before expenses payable by the Company. The Company intends to use the proceeds for general corporate purposes, which may include, without limitation, providing capital to support its growth organically or through strategic acquisitions, repaying indebtedness, financing investments, capital expenditures, repurchasing shares of its common stock and for investments in the Bank as regulatory capital.

This offering is being made only by means of a prospectus supplement and accompanying base prospectus. The Company has filed a registration statement (File No. 333-249028) and a preliminary prospectus supplement to the prospectus contained in the registration statement with the U.S. Securities and Exchange Commission (“SEC”) for the Notes to which this communication relates and will file a final prospectus supplement relating to the Notes.

Prospective investors should read the prospectus supplement and accompanying prospectus and other documents the Company has filed or will file with the SEC for more complete information about the Company and the offering. Copies of these documents, when available, can be obtained for free by visiting the SEC’s website at http://www.sec.gov or may be obtained by calling Piper Sandler & Co. toll-free at 1-866-805-4128 or U.S. Bancorp Investments, Inc. at 1-877-558-2607.

Corporate Profile

As of March 31, 2022, the Company is a $12.57 billion financial holding company headquartered in Champaign, Illinois.

The Bank, a wholly-owned bank subsidiary of the Company, had total assets of $12.54 billion as of March 31, 2022, and is headquartered in Champaign, Illinois.  The Bank currently has 46 banking centers serving Illinois, eight banking centers serving Missouri, three banking centers serving southwest Florida, and one banking center in Indianapolis, Indiana.

The Bank’s wholly-owned subsidiary, FirsTech, Inc. (“FirsTech”) is a payments platform specializing in the evolving financial technology needs of small and medium-sized businesses, highly regulated enterprise industries, and financial institutions.  With associates across the United States, FirsTech provides comprehensive and innovative payment technology solutions that enable businesses to connect with their customers in a multitude of ways on a single, highly configurable, secure platform.  Fast, secure payment modes include, but are not limited to, text-based payments; electronic payments concentration delivered to Automated Clearing House networks; internet voice recognition (IVR); credit cards; in-store payments for customers at retail pay agents; direct debit services; and lockbox remittance processing for customers to make payments by mail.   Once these payments are processed through integration with our customers’ financial systems, FirsTech provides its customers with reconciliation and settlement services to ensure payment confirmation.  Additionally, FirsTech provides consulting and technology services through its Professional Services Division, assisting clients in identifying and implementing payment technologies to meet their evolving needs.  FirsTech launched its innovative BaaS platform at the beginning of 2022, helping community banks and their commercial customers build modernized payment solutions, which include online payment technologies and automated file transfers.  More information about FirsTech can be found at firstechpayments.com.

Through the Bank’s Wealth Management division, the Bank provides asset management, investment, and fiduciary services to individuals, businesses, and foundations.  As of March 31, 2022, assets under care were $12.33 billion.

The Bank has been named among America’s Best Banks for 2022, a first-ever recognition by Forbes magazine.  Ranked 52nd overall, Busey was the top-ranked bank headquartered in Illinois; only three other Illinois-based banks were included on the list.  We are honored to be consistently recognized nationally and locally for our engaged culture of integrity and commitment to community development.

For more information about the Company, visit busey.com.

Category: Financial

Source: First Busey Corporation

Contacts:

Jeffrey D. Jones, Chief Financial Officer

217-365-4130

Ted Rosinus, EVP Investor Relations & Corporate Development

847-832-0392

Disclaimer About This Release

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the Notes is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The Notes being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of either the prospectus supplement or the shelf registration statement or prospectus relating thereto.

Special Note Concerning Forward-Looking Statements

Statements made in this press release, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance, and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations, and assumptions of the Company’s management, and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” or other similar expressions. Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the Company’s ability to control or predict, could cause actual results to differ materially from those in the Company’s forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national, and international economy (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the COVID-19 pandemic), or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine); (iii) changes in state and federal laws, regulations, and governmental policies concerning the Company’s general business; (iv) changes in accounting policies and practices; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of the LIBOR phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) the loss of key executives or associates; (ix) changes in consumer spending; (x) unexpected results of current and/or future acquisitions, which may include failure to realize the anticipated benefits of any acquisition and the possibility that transaction costs may be greater than anticipated; (xi) unexpected outcomes of existing or new litigation involving the Company; and (xii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect its financial results, is included in the Company’s filings with the SEC.